Exhibit 99.1

Daxor Corporation Announces Closing of $2.1 million Underwritten Public Offering and Exercise of Over-Allotment Option

Oak Ridge, TN—(GLOBE NEWSWIRE)—DAXOR CORPORATION (Nasdaq: DXR) (“Daxor”, or the “Company”), the global leader in blood volume measurement technology, today announced the closing of its previously announced underwritten public offering consisting of 210,527 shares of its common stock at a public offering price of $9.50 per share. In addition, the underwriter has partially exercised its over-allotment option, purchasing an additional 10,523 shares of common stock at the public offering price, less underwriting discounts and commissions. The aggregate gross proceeds to Daxor from the offering, before deducting the underwriting commissions and other estimated offering expenses payable by Daxor, are expected to be $2.1 million. All of the shares of common stock sold in the offering were offered by Daxor.

Joseph Gunnar & Co., LLC acted as the sole book-running manager for the offering.

Daxor intends to use the net proceeds from the offering for working capital, general corporate purposes, including to develop our products, fund capital expenditures, make investments in or acquisitions of other businesses, solutions or technologies or repay a portion of our outstanding borrowings.

A shelf registration statement on Form N-2 (File Nos. 333-255212 and 811-22684) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2021, and became effective on July 16, 2021. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website, located at www.sec.gov. Alternatively, copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, from Joseph Gunnar & Co., LLC, Attn: Syndicate Department, 30 Broad Street, 11th Floor, New York, NY 10004, by calling (212) 440-9600.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Daxor:

Daxor Corporation (Nasdaq: DXR), is the global leader in blood volume measurement technology focused on blood volume testing innovation. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. Over 60,000+ tests have been performed at leading hospital centers across the U.S., enhancing hospital performance metrics in a broad range of surgical and medical conditions, including significantly reducing mortality and readmissions in heart failure and critical care. Daxor has several ongoing multicenter trials in the areas of COVID-19 and heart failure treatment with support from the NIH and is under contract developing analyzers to improve combat casualty care with the U.S. Department of Defense. Daxor’s mission is to advance healthcare by enabling optimal fluid management with blood volume analysis. Daxor’s vision is optimal blood volume for all. For more information, please visit our website at Daxor.com.

Forward-Looking Statements:

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the expected use of proceeds from the offering. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

1-516-222-2560

brets@coreir.com